EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Bonanza Goldfields Corporation
(An Exploration Stage Company)
Phoenix, Arizona

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated September 27, 2012 relating to the financial statements of Bonanza Goldfields Corporation as of June 30, 2012 and 2011, and for the years then ended and for the period from March 6, 2008 (inception) to June 30, 2012. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

November 20, 2012